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                                                                   EXHIBIT 10.16

                          INVESTOR'S RIGHTS AGREEMENT

     This Investor's Rights Agreement (this "Agreement") is made and entered into as of July 29,1999, by and between Data Return Corporation, a Texas corporation (the "Company"), and CPQ Holdings, Inc., a Delaware corporation ("Investor").

                                    RECITALS

     A. Investor has agreed to purchase from the Company, and the Company has agreed to sell to Investor, 4,356 shares (the "Shares") of the Company's Common Stock pursuant to that certain Stock Purchase Agreement, dated of even date herewith by and among the Company and Investor (the "Stock Purchase Agreement").

     B. Investor has conditioned its purchase of the Shares on the Company granting Investor certain registration and other rights, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. REGISTRATION RIGHTS.

        1.1 Definitions.  For purposes of this Agreement:

            (a) Common Stock. The term "Common Stock" means the common stock of the Company, par value $.001 per share.

            (b) Exchange Act. The term "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            (c) Holder. For purposes hereof, the term "Holder" means any Investor holding Registrable Securities and any transferee or assignee of Registrable Securities to whom the rights under this Section 1 have been transferred or assigned in accordance with Section 3 of this Agreement.

            (d) Initiating Holder(s). The term "Initiating Holder(s)" means (i) any Holders who in the aggregate are Holders of more than 50% of the Registrable Securities or (ii) Investor.

            (e) Registrable Securities. The term "Registrable Securities" means all the Shares and any additional Common Stock or other securities issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of or in connection with such Common Stock, that are now owned or may hereafter be acquired by Investor or Holder, excluding in all cases, however, any Registrable Securities (y) sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or (z) sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.
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            (f) Registration.  The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement by the SEC.
            (g) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

            (h) Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended.

        1.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 15 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

        If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwith standing any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may, in their sole discretion, exclude such portion of the shares (including Registrable Securities) that it deems necessary from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each person contractually entitled to participate before the Holders, and third, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written

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notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        1.3 Demand Registration.

        (a) If the Company shall receive at any time after the earlier of (i) three years from the date hereof and (ii) 180 days after the effective date of an initial public offering of its Common Stock ("IPO") a written request from Initiating Holder(s), then the Company shall, within 20 business days of the receipt of such written request, give written acknowledgment of such request ("Request Acknowledgment") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities then owned of record by all Holders and which such Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Acknowledgment; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3:

            (i) if the aggregate value of the Registrable Securities proposed to be sold by such Holders in such offering is less than $1,000,000;

            (ii) if such offering would (y) require disclosure of material nonpublic information that the Board of Directors of the Company determines in good faith would be in the best interests of the Company not to disclose or (z) have a material adverse effect (as determined by the Board of Directors in good faith) on the Company or its shareholders in relation to any financing, acquisition, corporate reorganization or other material transaction actively pursued by the Board of Directors of the Company, involving the Company or any of its affiliates, in which event, in the case of both (y) and (z), the Company shall have the right to defer the filing of the registration statement no more than once during any 12-month period for a period of not more than 120 days after receipt of the request of such Holders under this Section 1.3 (the Company must furnish to the Holders requesting registration a certificate signed by its Chairman of the Board of Directors, Chief Executive Officer or Chief Financial Officer certifying as to any such determination made by the Board of Directors);

            (iii) if the request is made during the period starting with the filing of, and ending on a date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

            (iv) The Company is obligated to effect only one such registration pursuant to this Section 1.3 (which registration must be declared or ordered effective).

            (b) If Initiating Holder(s) submit a registration request under this Section 1.3 and intend to distribute the Registrable Securities covered by such request by means of an underwriting (an "Underwritten Offering"), then the Initiating Holder(s) shall so advise the Company as a part of the request made pursuant to this Section 1.3 and the Company shall

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include such information in the written notice referred to in Section 1.3(a). In such event, the right of Investor and the other Holders to include their Registrable Securities in such registration shall be conditioned upon such Holders' participation in such underwriting and the inclusion of the Holders' Registrable Securities in the underwriting to the extent provided herein. If Investor or the other Holders propose to distribute their securities through such underwriting, they shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holder(s) from a list of three nationally-recognized underwriters proposed by the Company. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. If the representative of such underwriters determines in good faith that marketing factors require a limitation of the number of shares to be underwritten and so advises Investor and the Holders in writing, the Registrable Securities to be sold by Investor shall be the last securities (including any other registrable securities of any other shareholder with registration rights) to be excluded from such registration.

        1.4 Obligations of the Company.

            (a) Expenses.

                (i) All expenses incurred in connection with a registration pursuant to Section 1.2 including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and reasonable fees and expenses of one special counsel for the selling Holders (up to a maximum of $25,000) (but excluding underwriters' and brokers' discounts and commissions with respect to Registrable Securities to be sold by Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to Section
     1.2 of this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all underwriting discounts or commissions payable to underwriters or brokers in connection with such offerings with respect to Registrable Securities to be sold by Holders.

               (ii) All expenses incurred in connection with a registration pursuant to Section 1.3 including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of counsel for the selling Holders, including underwriters' and brokers' discounts and commissions with respect to Registrable Securities to be sold by Holders, shall be borne by the selling Holders; provided, however, that the Company shall pay (i) all of its accounting fees and fees and disbursements of counsel for the Company that are, in the aggregate, greater than $250,000 and (ii) compensation to its employees. Each Holder participating in a registration pursuant to Section 1.3 of this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all such expenses.

           (b) Registration. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall:

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               (i)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that the Company shall not be required to use such efforts with respect to a registration pursuant to Section 1.2), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for (y) with respect to a registration statement filed on the SEC Form S-3 or any replacement form thereof, 120 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Company or another shareholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs and (z) with respect to a registration statement filed on any other SEC form (including the SEC's Form S-1 or any replacement form thereof) 60 days with respect to an offering initiated by the Holders or for the period contemplated by the plan of distribution in the case of a registration initiated by the Company or another shareholder or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs plus any additional periods represented by any "Black-Out Period" (as defined in the last paragraph of Section
     1.4(b)(vi)).

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (vi) Notify each Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact required to be stated therein or necessary to

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     make the statements therein not misleading, and, at the request of the
     Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact required to be stated therein or omit to state any fact necessary to make the statements therein not misleading, or of the determination by the Company that a post-effective amendment to a registration statement would be required under the Securities Act, and, at the request of the Holder, the Company will prepare and file a post-effective amendment to the registration statement as required under the Securities Act; provided, however, that the Company may postpone preparing and delivering any such prospectus supplement or amendment or preparing and filing any post-effective amendment to a registration statement if the Board of Directors of the Company in good faith determines that such prospectus supplement or amendment or post-effective amendment (A) would have a material adverse effect on any active proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction, or (B) would require disclosure of material nonpublic information that would be in the best interests of the Company not to disclose; provided, that the Company shall have such right to postpone no more than once during any 12-month period for a period of not more than 120 days. Any such postponement under this Section shall count as a deferral under Section 1.3(a)(ii), and vice versa. The period during which the Company exercises its rights as described in this paragraph to postpone, delay or interrupt the offer and sale of the Registrable Securities or during the pendency of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court shall be referred to herein as "Black-out Period".

               (vii) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to such underwriters, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (viii) Use its best efforts to cause a "comfort" letter, dated as of such date, from the independent certified public accountants of the Company, to be issued in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to Holders, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities and such other information as

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the Company may reasonably request to timely effect the registration of their
Registrable Securities.

        1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

            (a) By the Company. To the extent permitted by law, the Company will defend, indemnify and hold harmless Investor and each other Holder, the shareholders, members, managers, partners, officers and directors of Investor and each other Holder, any underwriter (as defined in the Securities Act) for Investor and each such other Holder and each person, if any, who controls Investor or any such other Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company will reimburse Investor and each other such Holder and such other indemnitees for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or partner, officer, director or controlling person of such Holder.

          (b) By Selling Holders. To the extent permitted by law, each selling Holder will defend, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange

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Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, underwriter or other such Holder, partner, or director, officer or controlling person of the Company, such underwriter or such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity and reimbursement by a Holder under this Section 1.6(b) in respect of all Violations shall not exceed the proceeds (net of underwriters' and brokers' discounts and commissions) received by such Holder in the registered offering out of which such Violations arise.

          (c) Notice.  Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided, further, that under no circumstances shall the indemnifying party be required to pay the fees and expenses of more than one counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the extent caused by such failure to deliver written notice to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

          (d) Contribution. If the indemnification provided in this Section 1.6 is unavailable or insufficient to hold harmless an indemnified party under
Section 1.6(a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as

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is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the Violations that resulted in such losses, claims, damages or liabilities, such relative fault to be determined considering, among other items, the relative access to information and opportunity to correct or prevent misstatements or omissions of each party, as well as any other equitable considerations . Notwithstanding the provisions of this section, no selling Holder shall be required to contribute any amount in excess of the amount of the total net proceeds (net of underwriters' and brokers' discounts and commissions) received by such Holder in the registered offering out of which the Violation arises. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

            (f) Survival. The obligations of the Company and selling Holders under this Section 1.6 shall survive the completion of any offering of Registrable Securities in a registration statement, the termination of this Agreement and otherwise.

        1.7 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, without the consent of the managing underwriter, sell, transfer, pledge, hypothecate or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than those included in an applicable registration and other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of a registration statement (other than a registration statements relating to any employee benefit plan, or with respect to a corporate reorganization or other transaction under Rule 145 promulgated under the Securities Act )of the Company for an IPO filed under the Securities Act; provided, however, that all officers and directors of the Company and all holders of Common Stock (or options or other rights to acquire Common Stock) equal to at least 1% of the Company's voting securities (on a fully-diluted basis) enter into similar agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person or entity subject to the foregoing restriction).

        1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

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            (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder upon written request: a written statement by the Company as to its compliance with the provisions of clauses (a) and (b); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        1.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.2 or 1.3 with respect to the Registrable Securities of a Holder if in the reasonable written opinion of counsel to the Company (which opinion shall also be addressed and provided to the Holders), all Registrable Securities then owned by or issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold in one three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

     2. RIGHT OF FIRST REFUSAL.

        2.1 General. As long as Investor or any other Holder continues to own any Registrable Securities, Investor or such other Holder shall have the right of first refusal to purchase Investor's then-current Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 2.2) that the Company may from time to time propose to issue after the date of this Agreement. An Investor's "Pro Rata Share" for purposes of this right of first refusal shall mean, at any time of determination, the ratio of (a) the number of Registrable Securities owned by Investor to (b) that number of shares of Common Stock of the Company then outstanding.

        2.2 New Securities. "New Securities" shall mean, whether now authorized or not, any capital stock of the Company, any rights, options or warrants to purchase or acquire such capital stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such capital stock; provided, however, that the term "New Securities" does not include:

            (a) shares of Common Stock (and/or options or warrants therefor) issued after the date of this Agreement to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to agreements or plans approved by the Board of Directors of the Company.

            (b) shares of the Company's capital stock issued in connection with any stock split or stock dividend;

            (c) securities offered by the Company to the public pursuant to its IPO; or

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             (d) securities issued for consideration other than cash pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other business combination in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or more than 50% of the voting power of such other corporation or entity or more than 50% of the equity ownership of such other entity.

         2.3 Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to Investor written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Investor shall have 20 days from the date of receipt of any such Notice to agree in writing to purchase Investor's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Investor's Pro Rata Share).

         2.4 Termination. This right of first refusal shall terminate upon the earlier to occur of (i) the closing of its IPO; or (ii) (a) the acquisition of all or substantially all the assets of the Company by another unaffiliated entity or (b) an acquisition of the Company by an unaffiliated corporation or person by share purchase, consolidation, merger or other business combination in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 2.

     3.  ASSIGNMENT.

     The rights to cause the Company to register Registrable Securities pursuant to Section 1 and the rights of first refusal contained in Section 2 may be assigned by Investor or any other Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) is a Holder of any Registrable Securities or (d) acquires at least 20% of the Registrable Securities (as adjusted for stock splits and dividends); provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration or first refusal rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     4.  AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees as follows:

     4.1 Financial Information. Subject to Section 4.3, the Company will mail the following reports to the Investor or any other Holder for so long as the Investor or any other Holder is a Holder of any Registrable Securities:

     (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form similar information for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company's Board of Directors. Such financial statements shall be accompanied by a report and opinion thereon from such accountants.

     (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes), all in reasonable detail and certified by the principal financial or accounting officer of the Company, subject to changes resulting from year-end audit adjustments.

     (c) Contemporaneously with their delivery to holders of the Company's Common Stock, a copy of each report or other communication delivered to holders of its Common Stock.

     4.2 Additional Information. Subject to Section 4.3, as long as Investor or any other Holder holds any Registrable Securities, the Company will deliver or provide to the Investor:

     (a) Within 30 days prior to the beginning of each fiscal year, an "Annual Plan." The Annual Plan shall set forth full and complete forecasted balance sheets, statements of operations, and statements of cash flows for such fiscal year and for each month within that year. The Annual Plan shall also describe the marketing, production, research and development, organization and staffing, and financial strategies which support the Annual Plan's forecasted figures.

     (b) With reasonable promptness, such other information and data with respect to the Company and its subsidiaries, if any, as the Investor may from time to time reasonably request.

     (c) For so long as Investor or any other Holder is eligible to receive reports under this Section 4.2, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times as often as may be reasonably requested.

     4.3 Termination of Covenants. The covenants set forth in Sections 4.1 and
4.2 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Sections 13 or 15(d) of the Exchange Act.

     5. GENERAL PROVISIONS.

        5.1 Successors and Assigns. Subject to Section3 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity who shall be a Holder of Registrable Securities from time to time.

        5.2 Third Parties. Except as set forth in Section 5.1, nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

        5.3 Governing Law and Venue. This Agreement shall be governed by and construed under the internal laws of the state of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without reference to principles of conflict of laws or choice of laws. Venue of any action arising out of this Agreement shall be had in Dallas County, Texas.

        5.4 Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

        5.6 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier:

        If to Investor:     20555 SH 249
                            M.C. 110701
                            Attention: Legal/Investments
                            Houston, Texas 77070

        If to Company:    Data Return Corporation
                            801 Stadium Drive, Suite 117
                            Arlington, Texas 76011

        With a copy (which shall not constitute notice) to:

                          Thompson & Knight, P.C.
                          801 Cherry Street, Suite 1600
                          Fort Worth, Texas 76102
                          Attention: Stephen B. Norris

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 5.6.

        5.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, Investor, each other Holder, each successor or assignee of Investor or Holders and the Company. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver. No waiver shall be binding unless expressed as such in a document executed by the party making the waiver.

        5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

        5.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

        5.10 Indemnification. The Company will indemnify Investor and each other Holder for any claims brought against Investor or any other Holder by any third party (including without limitation any other shareholder of the Company), or any other liabilities, in any case as a result of or related to the issuance and sale by the Company of the Shares to Investor.

        5.11 No Inconsistent Agreements. The Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to Investor or the other Holders in this Agreement or otherwise conflicts with the provisions hereof. In furtherance but not in limitation of the preceding sentence, after the date of this Agreement, the Company shall not, without the prior written consent of Investor and the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to Investor and Holders hereunder.

                                *    *    *    *

                 [Remainder of page intentionally left blank.]

     IN WITNESS HEREOF, the parties hereto have entered into and executed this Agreement as of the date and year first above written.


                                DATA RETURN CORPORATION



                                By: /s/ SUNNY C. VANDERBECK
                                    --------------------------------------------
                                    Sunny C. Vanderbeck, Chief Executive Officer



                                Investor:

                                CPQ HOLDINGS, INC.



                                By: /s/ W. STRECKER
                                    --------------------------------------------
                                Name:  W. Strecker
                                Title: Senior Vice President
                                       Corporate Development